Exhibit 99.B(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in each Statement of Additional Information, and to the use of our reports, dated February 24, 2014 with respect to the financial statements and financial highlights of Pax World Balanced Fund, Pax World Growth Fund, Pax World Small Cap Fund, Pax MSCI International ESG Index Fund (formerly: Pax MSCI EAFE ESG Index ETF, a series of Pax World Funds Trust II), Pax World High Yield Bond Fund, Pax World Global Women’s Equality Fund, and Pax World Global Environmental Markets Fund, and February 25, 2014 with respect to the financial statements and financial highlights of ESG Managers Growth Portfolio, ESG Managers Growth and Income Portfolio, ESG Managers Balanced Portfolio, and ESG Managers Income Portfolio (the eleven portfolios comprising the Pax World Funds Series Trust I), included in each Fund’s annual report to shareholders for the year ended December 31, 2013 that is incorporated by reference into this Post-Effective Amendment Number 74 to the Registration Statement (Form N-1A No. 002-38679) of Pax World Funds Series Trust I.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 28, 2014